Exhibit 99.8

TRADEMARK ASSIGNMENT

THIS TRADEMARK ASSIGNMENT ("Assignment") is by and between EXMOVERE HOLDINGS, INC., a corporation formed in accordance with the laws of Delaware (the "Assignee"), and EXMOVERE LLC, a Delaware limited liability company (collectively, the "Assignor").

WHEREAS, Assignor is the owner of all right, title and interest in and to the trademark(s) and the corresponding registrations and/or applications for registration set forth on Exhibit 1 (both individually and collectively, the "Trademark"), together with the goodwill of the business connected with and symbolized by the Trademark; and

WHEREAS, Assignee desires to acquire all right, title and interest in and to the Trademark.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereby agree as set forth below.

Assignor hereby sells, assigns, transfers and conveys to Assignee the entire right, title, interest in and to the Trademark in the United States and all jurisdictions outside the United States, together with the goodwill of the business connected with and symbolized by the Trademark (including, without limitation, the right to renew any registrations included in the Trademark, the right to apply for trademark registrations within or outside the United States based in whole or in part upon the Trademark, and any priority right that may arise from the Trademark), the same to be held and enjoyed by Assignee as fully and entirely as said interest could have been held and enjoyed by Assignor had this sale, assignment, transfer and conveyance not been made.

Assignor authorizes the Commissioner of Trademarks of the United States and other empowered officials of the United States Patent and Trademark Office and in any applicable jurisdictions outside the United States to record the transfer of the registrations and/or applications for registration set forth on Exhibit 1 to Assignee as assignee of Assignor's entire right, title and interest therein. Assignor agrees to further execute any documents reasonably necessary to effect this assignment or to confirm Assignee's ownership of the Trademark.

This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

[SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR

EXMOVERE LLC, a Delaware limited liability company

By:	/s/ David Bychkov
Name: David Bychkov
Title: President and Qiief Executive Officer

STATE OF VIRGINIA:

COUNTY OF FAIRFAX:

The foregoing instrument was acknowledged before me this   March 3, 2010 by David Bychkov, President of EXMOVERE LLC, a Delaware limited liability company, on behalf of the limited liability company.

___________________
Notary Public

Printed Name:

My Commission Expires:

ASSIGNEE

By:	/s/ David Bychkov
Name: David Bychkov
Title: President and Qiief Executive Officer

EXMOVERE HOLDINGS. INC.. a Delawarexorporation

STATE OF VIRGINIA:

COUNTY OF FAIRFAX:

The foregoing instrument was acknowledged before me this March 3, 2010 by David Bychkov, President and Chief Executive Officer of EXMOVERE HOLDINGS, INC., a Delaware corporation, on behalf of the corporation.

___________________
Notary Public

Printed Name:

My Commission Expires:

Exhibit 1
Trademarks

Trademark Serial Number Serial Number 77156239, filed April 13,2007 and registered 22, 2008.

Word Mark	EXMOVERE
Translations	The foreign wording in the mark translates into English as to move out of oneself.
Goods and Services
IC 042. US 100 101. G & S: Development of new technology for others in the field of biosensor and physiology technologies, namely, health and wellness monitors, mainly in the fields of measuring and tracking human emotional responses. FiRST USE: 20050616. FIRST USE IN COMMERCE: 20050616

Mark Drawing Code	(3) DESIGN PLUS WORDS, LETTERS, AND/OR NUMBERS
Design Search Code	26.03.17 - Concentric ovals; Concentric ovals and ovals within ovals; Ovals within ovals; Ovals, concentric
Trademark	27.03.01 - Geometric figures forming letters, numerals or punctuation
Search Facility	SHAPES-COLORS-3-OR-MORE Design listing or lined for three or more colors
Classification Code	SHAPES-OVALS Oval figures or designs including incomplete ovais and one or more ovals
Serial Number	77156239
Filing Date	April 13,2007
Current Filing Basis	1A
Original Filing Basis	1A
Published for Opposition	November 6, 2007
Registration Number	3371840
Registration Date	January 22, 2008
Owner	(REGISTRANT) Exmovere LLC LTD LIAB CO DELAWARE 775 Washington Street New York NEW YORK 10014
Attorney of Record	Marybeth Priore
Description of Mark
The coior(s) black, red and white is/are claimed as a feature of the mark. The mark consists of EXMOVERE in all capita! typed letters. All of the letters in EXMOVERE are black except for the O, which is in a larger red font. The background is white.

Type of Mark	SERVICE MARK
Register	PRINCIPAL
Live/Dead Indicator	LIVE